UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
September 15, 2020

COMMERCIAL VEHICLE GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34365	41-1990662
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
7800 Walton Parkway, New Albany, Ohio 43054
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(614) 289-5360
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of Each Class	Trading	Name of Each Exchange
Common Stock, par value $0.01	CVGI	The Nasdaq Global Select Market
Rights to Purchase Series B Junior Participating Preferred Stock		The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Accounting Officer

On September 15, 2020, Stacie N. Fleming, the Chief Accounting Officer of Commercial Vehicle Group, Inc. (the “Company”), informed the Company that she is resigning from the Company, effective September 30, 2020. Ms. Fleming’s resignation of employment is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) Appointment of Interim Chief Accounting Officer

Effective October 1, 2020, Edmond S. Carney, the Company’s Interim Financial Officer will assume the additional responsibilities of Interim Chief Accounting Officer. Mr. Carney will not receive additional compensation for this role.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMMERCIAL VEHICLE GROUP, INC.
By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: General Counsel
September 18, 2020